Exhibit 99.1

PRECIPIO, INC. ANNOUNCES CLOSING OF $2,748,000 REGISTERED DIRECT OFFERING

NEW HAVEN, CT – November 13, 2017 – Precipio, Inc. (NASDAQ: PRPO), announced today that it has completed a registered direct offering for the purchase and sale of 2,748 units, each consisting of one share of Series C Preferred Stock convertible at a price of $1.40 per share and warrants to purchase up to 1,962,857 shares of common stock with an exercise price of $1.63 per share. Gross proceeds to the Company from this offering are approximately $2,748,000 before deducting placement agent fees and other estimated offering expenses payable by the Company.

This offering was a follow-on to the previous $6M capital raise completed at the end of August. The August raise target was $8M; therefore, after legal, audit and banking fees, as well as loan retirement, the Company net proceeds were well short of the planned target. Upon the completion of this capital raise, which net the Company an additional $2.5M, the Company will have a better-funded plan, upon which it can execute its business goals.

“While the initial financing was critical to jump-starting the company, we required more capital to execute on our business plan. We believe this new financing enables us to make significant investments in the R&D and sales and marketing aspects of the business,” said Ilan Danieli, President and CEO of Precipio.

Aegis Capital Corp. acted as the sole placement agent for the registered direct offering.

This offering was made pursuant to an effective shelf registration statement (No. 333-201907) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Precipio, Inc.

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to Precipio’s anticipated use of proceeds and plans and prospects for Precipio and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 12, 2017, the Company’s Quarterly Report on Form 10-Q filed on August 22, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Company Contact:

John Marco

Managing Director

Core IR

377 Oak Street

Garden City, NY 11530

516 222 2560

johnm@coreir.com

www.coreir.com